UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2012

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

(719) 633-8333
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of The Spectranetics Corporation (the “Company”) was held on May 31, 2012. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

Proposal 1. To elect two Class III directors to the Board of Directors to serve a three-year term until the 2015 Annual Meeting of Stockholders, or until their successors are elected and have been duly qualified:

	For	Withheld	Broker Non-Votes
R. John Fletcher	22,627,483	630,481	7,846,016
Craig M. Walker, M.D.	20,691,409	2,566,555	7,846,016

Anne Melissa Dowling, Scott Drake, William C. Jennings, Daniel A. Pelak, Joseph M. Ruggio, M.D., and Maria Sainz continued their terms of office as directors after the meeting. David G. Blackburn did not stand for re-election and retired as a member of the Board of Directors effective May 31, 2012.

Proposal 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Proxy Statement:

For	Against	Abstain	Broker Non-Votes
22,427,707	777,285	52,972	7,846,016

Proposal 3. To approve the Ninth Amendment to The Spectranetics Corporation 2006 Incentive Award Plan (the “2006 Incentive Award Plan”), which, among other things, increases by 1,700,000 shares the authorized number of shares of our common stock issuable thereunder, and approve the 2006 Incentive Award Plan, as amended:

For	Against	Abstain	Broker Non-Votes
20,583,265	2,611,922	62,777	7,846,016

Proposal 4. To approve the First Amendment to The Spectranetics Corporation 2010 Employee Stock Purchase Plan, which increases by 400,000 shares the authorized number of shares of our common stock issuable thereunder:

For	Against	Abstain	Broker Non-Votes
22,278,888	821,278	157,798	7,846,016

Proposal 5. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012:

For	Against	Abstain	Broker Non-Votes
30,937,950	102,713	63,317	N/A

Each proposal was approved by the Company’s stockholders by the required vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	June 1, 2012	By:	/s/ Roger Wertheimer
Roger Wertheimer
Vice President, General Counsel & Secretary

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